UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2006 (July 10, 2006)

BULLDOG TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50321	980377543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301-11120 Horseshoe Way Richmond, British Columbia, Canada	V7A 5H7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (604) 271-8656

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2006, the Company executed a Note Purchase Agreement and Ninety (90) Day Subordinated Secured Promissory Note (collectively, the “Note”) with an investment group (the “Investor”), as attached hereto as Exhibits 10.74 and 10.75. This short-term financing, which was dated as of June 30, 2006, provides the Company with $750,000 in immediate working capital to facilitate the restructuring of the Company. The Note, which bears interest at the rate of one percent (1%) above the prime lending rate (8.25% as of June 30, 2006), requires principal and accrued interest to be repaid on September 28, 2006.

In connection with the Note, the Company also entered into a Security Agreement, attached hereto as Exhibit 10.76, which provides the Investor with a security interest and lien in and to all assets of the Company and its subsidiaries (the “Secured Obligations”). Notwithstanding the aforementioned, the Investor has agreed to subordinate the payment and lien of any and all Secured Obligations to any and all Senior Debt, including any security interests and liens afforded to the investors in the convertible promissory notes issued on February 24, 2006.

Item 7.01.         Regulation FD Disclosure

On July 13, 2006, the Company issued a press release reporting the execution of a $750,000 subordinated secured promissory note with an investment group. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)          Exhibits

10.74                     Note Agreement dated as of June 30, 2006 between Bulldog Technologies, Inc. and Trellus Partners, LP.

10.75                     90 Day Subordinated Secured Promissory Note dated as of June 30, 2006 between Bulldog Technologies, Inc. and Trellus Partners, LP.

10.76                     Security Agreement dated as of June 30, 2006 between Bulldog Technologies, Inc. and Trellus Partners, LP.

99.1                           July 13, 2006 Press Release Announcing the Execution of a $750,000 Subordinated Secured Promissory Note with an Investment Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

By:  /s/  Paul G. Harrington

Paul G. Harrington

President and

Chief Executive Officer

Date:  July 14, 2006